Exhibit 10.14

AMENDMENT NO. 1 TO
REGISTRATION RIGHTS AGREEMENT DATED DECEMBER 30, 2008

THIS AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of March 17, 2009, by and between Amber Ready, Inc. (formerly Amber Alert Safety Centers, Inc.), a Nevada corporation (“Company”), and the John Thomas Bridge & Opportunity Fund, L.P., a Delaware limited partnership (“Investor”), amends that certain registration rights agreement, dated as of December 30, 2008 by and between the Company and Investor (“Registration Rights Agreement”).

W I T N E S S E T H:

WHEREAS, on December 30, 2008, the Company and the Investor entered into a financing pursuant to which the Company issued to Investor a principal amount of $740,000 debenture (“Debenture”) maturing on the earlier of (i) August 31, 2009, (ii) upon the New Financing Date (as defined in the Debenture), or (iii) the accelerated maturity date applicable in the case of any uncured event of default prior to maturity (the “Maturity Date”); and

WHEREAS, in connection with the financing, the Company issued to the Investor shares of Company common stock, which such shares have certain registration rights as described in the Registration Rights Agreement; and

WHEREAS, the parties now desire to amend the Registration Rights Agreement to extend the Filing Deadline (as defined in the Registration Rights Agreement).

NOW THEREFORE, in consideration of the mutual benefits accruing to Investor and Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.           AMENDMENT AND PAYMENTS.

1.1           Amendment of the Registration Rights Agreement.  The definition of “Filing Deadline” in Section 1 of the Registration Rights Agreement is hereby amended in its entirety to be and read as follows:

““Filing Deadline” shall mean May 15, 2009.”

1.2          Payment Amount. In consideration of entering into this Agreement, the Company shall pay the Investor Five Thousand Dollars ($5,000), which shall be paid upon the Maturity Date of the Debenture.

3.           MISCELLANEOUS.

3.1           Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the Parties.  Neither party may assign its rights or obligations under this Agreement without the other party’s prior written consent. Any purported assignment shall be void.

3.2           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

3.3           Injunctive Relief.  Each Party acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

3.4           Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

3.5           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

3.6           Notices.  Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall delivered in accordance with the terms of the Investor Transaction Documents.

3.7           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Investor and Company.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.8           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

AMBER READY, INC.

/s/ KAI D. PATTERSON
Name: Kai D. Patterson
Title: Chief Executive Officer

JOHN THOMAS BRIDGE & OPPORTUNITY FUND, L.P.

/s/ GEORGE R. JARKESY, JR.
Name: George R. Jarkesy, Jr.
Title: Managing Member of the General Partner

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